                                                                   EXHIBIT 10.25


                                    RESTATED
                           CHANGE IN CONTROL AGREEMENT


          This RESTATED CHANGE IN CONTROL AGREEMENT is made as of the first day of October, 1999, by and among Essex Bancorp, Inc. ("Bancorp") and Earl McPherson ("Employee").

                                 WITNESSETH

          WHEREAS, Employee, Bancorp and certain subsidiaries of Bancorp entered into a Restated Executive Services Agreement dated as of January 1, 1998 (the "Employment Agreement"), which Employment Agreement was subsequently amended; and

          WHEREAS, Bancorp and Employee also entered into a Change in Control Agreement ("Agreement"), dated as of January 1, 1998, which Agreement has been subsequently modified; and

                                 WHEREAS, Bancorp and Employee desire to further
amend and restate the Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, Bancorp and Employee hereby amend and restate the Agreement to read in its entirety as follows:

    1.  Change in Control Payment.
        -------------------------

          (a) Subject to reduction under Section 1(d) and Section 2 below, Bancorp shall provide Employee with the following payments and benefits (collectively "Change in Control Payment") in the event a Change in Control (as defined in Section 1(b) below) occurs while Employee is employed by Bancorp or occurs within one hundred and eighty (180) days after the effective date of: (i) termination of Employee by Bancorp without "Cause" ( as defined in the Employment Agreement), (ii) Employee's resignation for "Just Cause" ( as defined in the Employment Agreement), or (iii) non-renewal of the Employment Agreement as a result of Bancorp's refusal without "Cause" to extend the term thereof.
The Change in Control Payment shall consist of the following three components:

          (1) Bancorp shall pay to the Employee in a lump sum within thirty (30) days of the Change in Control an amount equal to two hundred percent (200%) of his highest rate of annual Salary (as defined in the Employment Agreement) in effect during the period commencing on May 1, 1997 and ending on the date of the Change in Control;

          (2) Bancorp shall pay to Employee an additional $113,949 if the Change in Control occurs before October 1, 2000; and

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                                                                   EXHIBIT 10.25


          (3) If Employee is still employed by Bancorp on the date of the Change in Control, Bancorp shall provide continuing health and medical insurance, disability insurance and life insurance coverage on behalf of the Employee (and his other family members, if applicable) for a period of two (2) years following the Change in Control. Such coverage shall be of the same type and amount as was in effect immediately prior to the Change in Control, or as is later provided to Bancorp's employees generally, with Employee to pay for that portion of the cost of continuing coverage, if any, charged to other continuing employees of the Employer with comparable coverage.

          (b) For purposes of this Agreement, a "Change in Control" shall occur if and only if after October 1, 1999 a "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), directly or indirectly, first becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of Bancorp representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of Bancorp. Any provision herein to the contrary notwithstanding, no Change in Control shall be deemed to occur as a result of:
(1) any transaction prior to October 1, 1999; (2) any purchase, transfer, or other disposition of the Series B and Series C preferred shares of Bancorp; or
(3) any exercise or conversion of warrants or options of Bancorp which were issued prior to 1996 (and any exercise, or conversion of such warrants or options shall be disregarded in determining whether a Change in Control has occurred).

          (c) Any provision herein to the contrary notwithstanding, no Change in Control Payments under Section 1(a) shall be owed to Employee if Employee is terminated by Bancorp for "Cause" (as defined under the Employment Agreement) or Employee resigns without "Just Cause" (as defined in the Employment Agreement) prior to the date of a Change in Control. Bancorp shall be obligated for the Change in Control Payment only if Employee is still employed by Bancorp on the date of the Change in Control or if Employee's employment with Bancorp ceased within one hundred and eighty (180) days prior to the Change in Control on account of termination without "Cause" by Bancorp, resignation by Employee with "Just Cause" or non-renewal of the Employee's Employment Agreement by Bancorp without "Cause."

          (d) Any provision herein to the contrary notwithstanding, the Change in Control Payment otherwise due under this Section 1 shall be reduced by any severance payment or severance benefit made to Employee under the Employment Agreement as a result of his termination prior to a Change in Control. Once a Change in Control occurs which triggers Employee's entitlement to a Change in Control Payment, no subsequent Change in Control shall entitle Employee to a second Change in Control Payment.

    2. Limitation on Change in Control Payment.
       ---------------------------------------

          (a) It is intended that all amounts payable hereunder, together with all other amounts payable to Employee upon or in connection with a Change in

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                                                                   EXHIBIT 10.25

Control, are reasonable compensation for Employee's service to Bancorp and its subsidiaries. Notwithstanding the foregoing, should Bancorp determine, based upon the opinion of the independent accounting advisors of Bancorp immediately prior to the Change in Control ("Accounting Firm"), that any or all of the Change in Control Payment provided under this Agreement, together with any other amounts received by Employee that must be included in such determination, would result in the payment of an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then Bancorp will reduce the amount otherwise due and owing to Employee under this Agreement to the maximum amount that would permit a determination that Employee has not received an excess parachute payment under Code Section 4999 if, and only if, the amount of such reduction does not exceed Ten Thousand Dollars ($10,000). If the amount of reduction necessary to avoid "excess parachute payment" treatment would exceed Ten Thousand Dollars ($10,000), no reduction shall be made and the provisions of Section 3 below shall instead apply.

          (b) Bancorp may reduce the Change in Control Payments pursuant to this
Section 2(a) only if within sixty (60) days of a Change in Control it provides Employee with an opinion of the Accounting Firm that Employee will be considered to have received "excess parachute payments" as defined in Code Section 280G if he were to receive the full amounts owing pursuant to this Agreement and all other amounts owed to him by Bancorp. Such opinion shall be based upon the proposed regulations under Code Sections 280G and 4999 or substantial authority within the meaning of Code Section 6661, and shall set forth with particularity the smallest amount by which the payment due Employee hereunder would have to be reduced to avoid the imposition of any excise tax or the denial of any deduction pursuant to Code Sections 280G and 4999 and shall demonstrate the relation of such amount to the amounts set forth in Section 2(a) above. Employee shall, if he agrees with the determination of Bancorp, notify Bancorp in writing of the payments and/or benefits that he wishes to have reduced in order to comply with the provisions of this Section 2. In the event that Employee fails to designate an order of priority for the application of any such reduction, such reduction shall be made in the order of priority determined by Bancorp. In the event that Employee does not agree with the opinion or calculation presented and he is unable to resolve any dispute with Bancorp regarding such disagreement within a period of thirty (30) days of receipt of the opinion referenced above, Employee may submit the resolution of this matter to arbitration pursuant to Section 4 below or take such other steps as he may deem advisable to enforce his position.

     3. Gross-Up Amount.
        ----------------

          (a) In addition to the Change in Control Payment described in Section 1 above, Bancorp shall pay to Employee an amount (the "Gross-Up Amount") equal to the excise tax under Section 4999 of the Code, if any, incurred by Employee on the payments and benefits owed under this Agreement, and/or under all other plans, agreements or understandings between Employee and Bancorp (collectively "Golden Parachute Payments") constituting excess parachute payments under Code
Section 280G, plus all excise taxes and federal, state and local income taxes

                                       3
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                                                                   EXHIBIT 10.25

incurred by Employee with respect to receipt of the Gross-Up Amount. The parties intend that the Gross-Up Amount be in an amount such that after payment by the Employee of all taxes (including income taxes, excise taxes under Code Section 4999 interest and penalties), imposed upon the Gross-Up Amount, the Employee will retain a portion of the Gross-Up Amount equal to the Code Section 4999 excise tax imposed on the Golden Parachute Payments. Attached hereto as Exhibit A is an example of the computation of the Gross-Up Amount.

          (b) All determinations required to be made under this Section 3, including whether a Gross-Up Payment is required and the amount of any Gross-Up Amount, shall be made by the Accounting Firm, which shall provide detailed support calculations to Bancorp and Employee. In computing taxes, the Accounting Firm shall use the highest marginal federal, state and local income tax rates applicable to the Employee and shall assume the full deductibility of state and local income taxes for purposes of computing federal income tax liability, unless the Employee demonstrates that the will not in fact be entitled to such a deduction for the year of payment.

          (c) The Gross-Up Amount, computed assuming all of the Golden Parachute Payments constitute "excess parachute payments" as defined in Code Section 280G, shall be paid to the Employee with the Change in Control Payment (or as soon thereafter as is practicable) unless Bancorp at the same time as the payment of the Change in Control Payment provides the Employee with an opinion of the Accounting Firm that Employee will not incur an excise tax on part or all of the Golden Parachute Payments. Any such opinion shall be based upon the proposed regulations under Code Sections 280G and 4999 or substantial authority within the meaning of Code Section 6661. If such opinion applies only to part of the Golden Parachute Payment, Bancorp shall pay Employee the Gross-Up Amount with respect to that part of the Golden Parachute Payment not covered by the opinion.

          (d) The Gross-Up Amount shall be subject to adjustment so as to avoid either an overpayment or underpayment of the Gross-Up Amount to Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Amounts which should have been paid by Bancorp will not have been paid ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Bancorp exhausts its remedies pursuant to
Section 3(e) below and the Employee thereafter is required to make a payment of any additional excise tax under Code Section 4999, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Bancorp to or for the benefit of the Employee.

          (e) The Employee shall notify Bancorp in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Bancorp of an addition Gross-Up Amount. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Employee knows of such claim and shall apprise Bancorp of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to Bancorp (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If

                                                                   EXHIBIT 10.25

Bancorp notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

          (1) Give Bancorp any information reasonably requested by Bancorp relating to such claim,

          (2) Take such action in connection with contesting such claim as Bancorp shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Bancorp,

          (3) Cooperate with Bancorp in good faith in order effectively to contest such claim, and

          (4) Permit Bancorp to participate in any proceedings relating to such claim; provided, however, that Bancorp shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any tax (including income taxes, excise tax under Code
Section 4999, interest and penalties with respect thereto), imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 3(e), Bancorp shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Bancorp shall determine; provided, however, that if Bancorp directs the Employee to pay such claim and sue for a refund, Bancorp shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any tax (including income taxes, excise taxes under Code Section 4999, interest and penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Bancorp's control of the contest shall be limited to issues with respect to which a Gross-Up Amount would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (f) If, after the receipt by the Employee of an amount paid or advanced by Bancorp pursuant to Section 3(c) or Section 3(e), the Employee becomes entitled to receive from any taxing authority a refund with respect to such amount advanced, the Employee shall promptly pay to Bancorp the amount of

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                                                                   EXHIBIT 10.25

such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by Bancorp pursuant to Section 3(e), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and Bancorp does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Amount required to be paid.

          4. Arbitration. In the event of a dispute regarding the terms of his Agreement, Employee may elect, in lieu of litigation, to have the dispute decided by arbitration. All arbitrations pursuant to this Agreement shall be determined in accordance with the rules of the American Arbitration Association then in effect, by a single arbitrator if the parties shall agree upon one, or otherwise by three arbitrators, one appointed by each party, and a third arbitrator appointed by the two arbitrators selected by the parties,

          5. Term of Agreement. This Agreement shall expire at 11:59 p.m. on the one hundred and eightieth (180th) day following the effective date of termination of the Employment Agreement; provided, however, that the provisions of Sections 2, 3 and 4 of the Agreement shall survive termination of the Agreement if a Change in Control occurs within one hundred and eighty (180) days after the date of termination of the Employment Agreement.

          6. General Matters.

          (a) This Agreement shall be governed by the substantive laws of the State of Virginia and shall be construed in accordance therewith. This Agreement constitutes the entire agreement between the parties as to the matters described herein and supersedes all prior agreements and understandings between the parties as to such matters.

          (b) No provision of this Agreement may be waived except by agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

          (c) This Agreement may be amended, altered or revoked at any time, in whole or in part, only by a written instrument setting forth such changes, signed by all the parties.

          (d) This Agreement shall be binding upon the Employee and the Employers, and shall not be assignable in any event by the Employee.

          (e) Throughout this Agreement the singular shall include the plural and the plural shall include the singular whenever the context so requires.

          (f) If any provision of this Agreement is declared by any court of common jurisdiction to be invalid for any reason such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be construed in force as if such invalid provisions had never been inserted in this Agreement.

                                       6
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                                                                   EXHIBIT 10.25

         (g) This Agreement shall be binding on Bancorp and any purchaser thereof or successor thereto.


                                 IN TESTIMONY WHEREOF, the parties have caused
this Agreement to be executed as of the 22nd day of November, 1999.


                                 ESSEX BANCORP, INC.



                                 By:  /s/ Gene D. Ross
                                      ----------------
                                 Its:  President
                                      ----------------


                                 /s/ Earl McPherson    (SEAL)
                                      -----------------

                                       7
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                                                                   EXHIBIT 10.25

                                 EXHIBIT A


                    Example of Computation of Gross-Up Amount
                    -----------------------------------------
                        (For illustration purposes only)


Assumptions
-----------

1. Excess Parachute Payment (IRC (S) 280G(b)(1)) before Gross-Up Amount is $50,000.

2. Tax Rates are 39.6% (federal income tax), 5.75% (state income tax) and 20.0% federal excise tax under IRC (S) 4999. Total tax rate equals 65.35% ("Tax Rate").

3.   No federal income tax deduction for state income tax on payments.

4.   No interest or penalties.


Calculation of Gross-Up Amount
------------------------------

1. 20% Code Section 4999 excise tax on Golden Parachute Payments before gross-up equals $10,000.00 ($50,000 x 20%).

2. Amount necessary to provide Employee with an additional $10,000.00 after-tax gross-up equals $10,000.00 divided by (i) one minus (ii) the Tax Rate. Tax Rate is 65.35% under above assumptions. Therefore, Gross-Up Amount equals (i) $10,000.00 divided by (ii) 1.0 minus 0.6535, which equals $28,860.03 ($10,000.00 ) .3465).

                                       8